UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) April 15, 2013

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On April 15, 2013 Patrick M. Byrne, the Chief Executive Officer (principal executive officer) and Chairman of the Board of Overstock.com, Inc. (the “Company”) resumed his position as Chief Executive Officer.  As previously announced, Dr. Byrne had taken a personal leave of absence for medical reasons beginning February 12, 2013.  Jonathan E. Johnson III, who served as Acting Chief Executive Officer (principal executive officer) during Dr. Byrne’s absence, will retain executive responsibilities for a large section of the Company.  A copy of the press release issued by the Company on April 15, 2013 is furnished as exhibit 99.1.

(c)                                  The information required is incorporated by reference to paragraph 5.02(b) above and to the Company’s definitive proxy statement for the 2013 annual meeting of stockholders filed with the SEC on March 20, 2013.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibit 99.1                              Press release issued by Overstock.com, Inc. on April 15, 2013.

This Form 8-K may include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 21, 2013, and any subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Robert P. Hughes
Robert P. Hughes
Senior Vice President, Finance and Risk Management
Date:	April 15, 2013